CONTACTS:                  Steven T. Darak
                           Senior Vice President and Chief Financial Officer
                           (602) 852-6600

                           Investor Relations
                           Ugly Duckling Corporation
                           Investor-relations@uglyduckling.com



For Immediate Release

           UGLY DUCKLING CORPORATION ACQUIRES FLORIDA DEALERSHIPS AND
                           FINANCE COMPANY PORTFOLIO

PHOENIX, Arizona (August 26, 1999) - Ugly Duckling Corporation (NASDAQ NM: UGLY) announced today that it has closed the acquisition of certain assets of DCT of Ocala Corporation, a Florida based sub-prime automobile sales and finance company doing business under the name Best Chance. The assets acquired include four used car dealerships operating in the greater Orlando market area, vehicle inventory and a loan portfolio of approximately $15 million. The terms of the transaction were not disclosed.
         The acquisition brings to 66 the number of dealerships operated by Ugly Duckling, more than any "buy-here pay-here" dealership in the United States. Ugly Duckling currently operates 9 dealerships in the Tampa-St. Petersburg market. The Company also operates dealerships in Arizona, Nevada, Georgia, California, Texas and New Mexico.
         Greg Sullivan, Ugly Duckling's President and Chief Executive Officer stated: "We are excited about this acquisition and our entry into the Orlando market, which we believe will be an excellent market for us. We expect these four dealerships and the loan portfolio will contribute immediately to our earning asset base and used car sales."

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         "This is our first acquisition of a multi-location dealer and portfolio in nearly two years," continued Mr. Sullivan. "Now that we have behind us our conversion to a single software system for our accounting, dealership and servicing activities, and have completed our Y2K software remediation and testing, we feel we are able to efficiently take on acquisition opportunities. AS part of our growth strategy, we will continue to seek out additional strategic opportunities to expand our operations."

          Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used car sales and finance company that operates the nation's largest chain of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 66 Ugly Duckling dealerships. Cygnet Dealer Finance provides operating lines of credit and other financing arrangements for non-affiliated used car dealers. The Company also services sub-prime auto loans for third parties.

         This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expects" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Specifically, the statements in the press release relating to the Company's expectations regarding Y2K compliance and acquisition opportunities are forward looking in nature and involve risks and uncertainties. Factors that could cause or contribute to material differences, include, but are not limited to: (1) the Company may find in actual operation that its significant software based systems are wholly or partially noncompliant, or that its remediation efforts created yet unknown problems with these systems; (2) there is no assurance that the Company's significant suppliers, vendors and business partners will be Y2K compliant on time which, if they were not, could have a material adverse effect on the Company; (3) the acquisition could prove unsuccessful for a variety of reasons, including our possible inability to successfully integrate it with our operations and our lack of experience in the Orlando market; and (4) the Company may not pursue acquisitions in the future for several reasons, including access to capital, failure to obtain required approvals, liquidity needs, adverse economic conditions or a further tightening of credit in the subprime industry. Other factors that could cause or contribute to such differences include factors detailed in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risks Factors," in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q), and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.
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